SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

MEADE INSTRUMENTS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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Meade Instruments Corporation

6001 OAK CANYON, IRVINE, CALIFORNIA 92618 U.S.A.
(949) 451-1450 • FAX: (949) 451-1460 • www.meade.com

June 8, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Meade Instruments Corp. (“Meade” or the “Company”) to be held on July 8, 2004. We sincerely hope that you will be able to attend the meeting which will be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, CA 92614, beginning at 10:00 a.m., local time.

      At this meeting you are being asked to re-elect Timothy C. McQuay to the Board of Directors for a three-year term expiring at the 2007 Annual Meeting of Stockholders.

      The members of the Board of Directors and management look forward to personally greeting as many stockholders as possible at the Annual Meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

      Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

Steven G. Murdock
Chief Executive Officer, President and Secretary

MEADE INSTRUMENTS CORP.

6001 Oak Canyon
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 8, 2004

      The Annual Meeting of Stockholders of Meade Instruments Corp., a Delaware corporation (“Meade” or the “Company”), will be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, CA 92614, beginning at 10:00 a.m., local time, on Thursday, July 8, 2004 for the following purposes:

(1) To re-elect Timothy C. McQuay to the Board of Directors for a three-year term expiring at the 2007 Annual Meeting of Stockholders; and

(2) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

      Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the election of the directors named in the attached Proxy Statement.

      The Board of Directors has fixed the close of business on May 18, 2004 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, at 6001 Oak Canyon, Irvine, California 92618, during the ten-day period preceding the Annual Meeting.

By Order of the Board of Directors

Mark D. Peterson
Senior Vice President and General Counsel

Irvine, California

June 8, 2004

YOUR VOTE IS IMPORTANT

      NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BENEFIT PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
CORPORATE GOVERNANCE
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
OTHER MATTERS
Proposals of Stockholders to be Included in Proxy Materials
Proposals of Stockholders for Board Membership

MEADE INSTRUMENTS CORP.

6001 Oak Canyon
Irvine, California 92618

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.       Q:     Why am I receiving this Proxy Statement and the other enclosed materials?

       A:     The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Meade Instruments Corp. (“Meade” or the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on Thursday, July 8, 2004, at 10:00 a.m. local time, at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, CA 92614, and at any adjournment thereof. A proxy is a legal designation of another person to vote the stock you own. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about June 8, 2004.

2.       Q:     Who is entitled to vote at the Annual Meeting?

       A:     The Board set May 18, 2004 as the record date for the Annual Meeting. All stockholders who owned Meade Common Stock at the close of business on May 18, 2004 are entitled to vote. On May 18, 2004, 19,988,857 shares of Meade Common Stock were outstanding.

3.       Q:     What proposals will be voted on at the Annual Meeting?

A:	(1) The election of Timothy C. McQuay to the Board of Directors for a three-year term expiring at the 2007 Annual Meeting of Stockholders; and

(2) The transaction of such other business as may properly come before the Annual Meeting and at any adjournment thereof.

4.       Q:     How does the Board recommend I vote my shares?

       A:     The Board recommends that you vote your shares “FOR” the nominee to the Board of Directors.

5.       Q:     How are votes counted?

       A:     In the election of directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. The results of votes cast by proxy are tabulated and certified by our transfer agent, U.S. Stock Transfer Corporation. Then, votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a “quorum,” that is, a majority of the holders of the outstanding shares entitled to vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

6.       Q.       How will my proxy be voted?

       A.     If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions, be voted “FOR” the nominee named in the proxy.

7.       Q:     What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

       A:     Those terms refer to the following. You are a:

       “Stockholder of record” if your shares are registered directly in your name with our transfer agent, U.S. Stock Transfer Corporation. You are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

       “Beneficial owner” if your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee. You are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the Annual Meeting.

8.       Q:     What are “broker non-votes”?

       A:     If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

9.       Q:     How do I vote?

       A:     You can vote either by completing, signing and dating the proxy card you received with this Proxy Statement and returning it in the envelope provided or, by attending the Annual Meeting and voting in person if you are a stockholder of record. If you are a beneficial owner of your shares, then you must bring to the Annual Meeting a copy of a brokerage statement reflecting your stock ownership as of May 18, 2004. Regardless of how you own your shares, you must also bring appropriate positive identification, in order to vote at the Annual Meeting.

      Once you have submitted your proxy card, you have the right to revoke your proxy at any time before it is voted by:

(1)	Notifying the Corporate Secretary in writing at 6001 Oak Canyon, Irvine, California 92618, the principal executive office of the Company;

(2)	Returning a later-dated proxy card; or

(3)	Attending the Annual Meeting and voting in person (upon showing proper evidence of your ownership of your shares).

10.     Q:     What is the voting requirement to approve each of the proposals?

       A:     In order to hold a valid meeting, a quorum must be present or represented by proxy at the Annual Meeting. As explained above, abstentions and broker non-votes will be counted as present for quorum purposes. Once a quorum is established, each proposal has specific voting requirements. For the purpose of electing the directors, you may give each candidate one vote for each share you hold. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card. Stockholders do not have the right to cumulate votes in the election of directors.

11.     Q:     What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

       A:     The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your signed proxy card gives authority to Mark Peterson and Robert Davis, the proxies designated for the Annual Meeting, to vote on those matters in their discretion.

12.     Q:     Who pays for the cost of soliciting proxies?

       A:     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than three nor more than fifteen, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The authorized number of directors of the Company is currently set at 6 directors. Each director will be elected to serve until his term has expired and until his successor has been duly elected and qualified. The Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. All of the directors were previously elected to their present terms of office by the stockholders of the Company. At the 2004 Annual Meeting of Stockholders, one director is to be re-elected as a Class III director for a three-year term or until election and qualification of his successor.

      The accompanying proxy solicited by the Board of Directors will be voted for the election of the nominee named below, and for the term listed below, unless the proxy card is marked to withhold authority to vote for such nominee. The nominee is presently a member of the Company’s Board of Directors.

      The nominee for election to the Board of Directors at the 2004 Annual Meeting of Stockholders, together with his term, is set forth below:

Class	Nominee	Term

III	Timothy C. McQuay	Three-year term expiring at the 2007 Annual Meeting

      If the nominee should become unavailable for election to the Board of Directors, the proxy holders or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

      The Board of Directors recommends a vote “FOR” the election of the nominee listed above.

Nominee and Continuing Directors

      The following table provides information regarding the nominee, the two Class I directors whose terms of office expire at the 2005 Annual Meeting of Stockholders and the two Class II directors whose terms of office expire at the 2006 Annual Meeting of Stockholders. The ages shown are as of June 1, 2004.

		Director
Name and Age	Business Experience and Directorships	Since

NOMINEES:

Class III:

Timothy C. McQuay (52)	Timothy C. McQuay has been a Managing Director — Investment Banking at A.G. Edwards & Sons, Inc. since August 1997. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director — Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director — Merchant Banking with Union Bank. Mr. McQuay received a BA degree in economics from Princeton University and a MBA degree in finance from the University of California at Los Angeles. He serves as a member of the board of directors of Keystone Automotive Industries, Inc.	1997

		Director
Name and Age	Business Experience and Directorships	Since

CONTINUING DIRECTORS:

Class I:

Michael P. Hoopis (53)	Michael P. Hoopis has served as the President and Chief Executive Officer of Water Pik Technologies, Inc. since November 1999. From October 1998 to November 1999, Mr. Hoopis was President and Chief Executive Officer of the consumer products segment of Allegheny Teledyne, Inc., the predecessor to Water Pik Technologies, Inc. From July 1996 to September 1998, Mr. Hoopis served as President of Worldwide Household Products, Black & Decker Corporation. From May 1992 to July 1996, Mr. Hoopis served as President of Price Pfister, Inc., a division of Black & Decker Corporation. Mr. Hoopis received his BS degree in industrial engineering from the University of Rhode Island. He serves as a member of the board of directors of Water Pik Technologies, Inc.	2000

Vernon L. Fotheringham (56)	Vernon L. Fotheringham has served as President and Chief Executive Officer of Kaon Systems, Inc., a manufacturer of broadband wireless access networks, since May 2004. Mr. Fotheringham was a managing director of SDR Holdings, LLC from July 2003 until May 2004. From October 2002 until July 2003 he was the President and CEO of Broadstorm, Inc. From June 1998 to January 2001, Mr. Fotheringham was the Chairman of Bazillion, Inc. a global Integrated Service Provider. From March 1993 to November 1997, Mr. Fotheringham was the founder, chairman and CEO of Advanced Radio Telecom Corporation (ART). Mr. Fotheringham received a BA degree in fine arts from California State University Fullerton. Mr. Fotheringham serves as a member of the board of directors of Kaon Systems, Inc., Denali Telecom, LLC, GeoPacket Corporation and Maxband, LLC.	2001

Class II:

Steven G. Murdock (52)	Steven G. Murdock was named Chief Executive Officer of the Company as of June 1, 2003 and previously had served as the Company’s President and Chief Operating Officer since October 1990 and the Company’s Secretary since April 1996. From May 1980 to October 1990, Mr. Murdock served as the Company’s Vice President of Optics. From November 1968 to May 1980, Mr. Murdock worked as the optical manager for Coulter Optical, Inc., an optics manufacturer. Mr. Murdock received a BS degree in business administration from California State University at Northridge.	1996

Harry L. Casari (67)	Harry L. Casari was named Chairman of the Board of the Company as of June 1, 2003. Mr. Casari is currently a private investor, and he worked as a Certified Public Accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a Partner. Mr. Casari received a BS degree in business administration from the University of Denver. He serves as a member of the board of directors of Cohu, Inc.	1997

      The Board of Directors has determined that each of the directors, other than Steven G. Murdock, the Company’s President, CEO and Secretary, and Timothy C. McQuay, the nominee in this proxy statement, is “independent” under the applicable rules of Nasdaq.

Directors’ Fees

      Directors who also are employees of the Company are reimbursed for expenses incurred in attending meetings of the Board of Directors but do not otherwise receive compensation for serving as directors of the Company. Each director who is not an employee of the Company is entitled to receive (i) an annual fee of $30,000 for his services as a director, (ii) where applicable, a $1500 committee chair fee, and (iii) reimbursement for his expenses incurred in attending all Board and Committee meetings. Additionally, the Company’s 1997 Stock Incentive Plan provides for the automatic granting of stock options to non-employee directors. Each time a new non-employee director is elected, an option to purchase 5,000 shares of Common Stock is automatically granted to such non-employee director at the then fair market value of the Common Stock. In addition, non-employee directors receive an additional grant of 5,000 options on the date of each Annual Meeting of Stockholders preceding a year in which the director will continue in office, provided that a new non-employee director will only receive one automatic grant during the calendar year in which such director is elected. All options granted to non-employee directors are non-qualified stock options. The option exercise price is the fair market value of the Common Stock as of the date of the grant.

Committees and Meetings of the Board of Directors

      The Standing Committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which is comprised solely of independent directors. During the fiscal year ended February 29, 2004, the Board of Directors held ten meetings. All directors attended 75% or more of the total meetings of the Board of Directors and total meetings of the Committees of the Board of Directors on which they served. The Company strongly encourages its directors to attend its Annual Meeting of Stockholders. All the Company’s directors attended the 2003 Annual Meeting of Stockholders. No member of any of the Committees is either an officer or employee of the Company and each of the members of each Committee is independent as defined in Nasdaq listing standards.

      Compensation Committee. During the fiscal year ended February 29, 2004, the Compensation Committee was comprised of Messrs. Hoopis (Chairman) and Casari. As set forth in the Company’s Amended and Restated Compensation Committee Charter, adopted April 20, 2004, the Compensation Committee’s functions include reviewing and approving the compensation of the Company’s Chief Executive Officer as well as reviewing the compensation of the Company’s other officers and key employees, including the grant of options or other awards under the Company’s 1997 Stock Incentive Plan, as amended. A copy of the Company’s Amended and Restated Compensation Committee Charter is included as Exhibit A to this year’s Proxy Statement and is available on the Company’s website at www.meade.com. During the fiscal year ended February 29, 2004, the Compensation Committee held three meetings.

      Audit Committee. During the fiscal year ended February 29, 2004, the Audit Committee was comprised of Messrs. Casari (Chairman), Hoopis and Fotheringham. All members are “independent” in accordance with the requirements of Nasdaq and Rule 10A-3 of the Exchange Act. The Board of Directors has determined that Mr. Casari has accounting and related financial management expertise within the meaning of the Nasdaq listing standards and qualifies as an “audit committee expert” within the meaning of the Securities and Exchange Commission regulations. As set forth in the Company’s Second Amended and Restated Audit Committee Charter, adopted April 20, 2004, the Audit Committee’s functions include reviewing the financial reporting process, the Company’s internal control systems, the audit process and the Company’s process for monitoring compliance with laws and regulations, and recommending to the Board of Directors the engagement of and determining the independence of the Company’s independent accountants. A copy of the Company’s Second Amended and Restated Audit Committee Charter is included as Exhibit B to this year’s Proxy Statement and is available on the Company’s website at www.meade.com. During the fiscal year ended February 29, 2004, the Audit Committee held five meetings.

      Nominating and Governance Committee. The Company’s Nominating and Governance Committee was established as of February 19, 2003 and is comprised of Messrs. Fotheringham (Chairman), Casari and Hoopis. As set forth in the Company’s Amended and Restated Nominating and Governance Committee Charter, adopted April 20, 2004, the Nominating and Governance Committee’s functions include establishing criteria for selecting new directors, identifying individuals qualified to become board members, selecting or recommending director nominees and developing and recommending corporate governance principles for the Company. The Nominating and Governance Committee will consider stockholder proposals for nominees to the Board of Directors. For the procedures related to such stockholder proposals please see “Other Matters — Matters Presented By Stockholders.” During the fiscal year ended February 29, 2004, the Nominating and Governance Committee held three meetings. A copy of the Company’s Amended and Restated Nominating and Governance Committee Charter is included as Exhibit C to this year’s Proxy Statement and is available on the Company’s website at www.meade.com.

      Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the Nasdaq Stock Market. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the affairs of the Company; (e) each director should represent the long-term interests of the stockholders as a whole; and (f) each director should be selected such that the Board represents a diversity of backgrounds and experience. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and reviewing the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      During the fiscal year ended February 29, 2004, the Audit Committee met and held discussions with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended February 29, 2004 with management and the independent accountants.

      The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61. The Company’s independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Committee discussed with the independent accountants the accounting firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

      Based on the Audit Committee discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended February 29, 2004 filed with the SEC.

      The Audit Committee recommended to the Board of Directors the selection of the Company’s independent accountants and, based on such recommendation, the Board of Directors has selected PricewaterhouseCoopers LLP, the Company’s current accountants, as the independent accountants for the fiscal year ending February 28, 2005.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Harry L. Casari (Chairman)
Michael P. Hoopis
Vernon L. Fotheringham

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Fees Paid to Independent Auditors

      The Company was billed an aggregate of $350,000 and $324,000 by PricewaterhouseCoopers LLP for professional services for the fiscal year ended February 28, 2003 and for the fiscal year ending February 29, 2004, respectively. The table below sets forth the components of this aggregate amount.

Type of Fee	2/29/04	2/28/03

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Form 10-Qs	156,000	132,000

Audit-Related Fees — services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including reviews of registration statements filed with the SEC	15,000	19,000

Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning, including reviews of income tax returns	153,000	199,000

All Other Fees	0	0

      Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee of the Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by the Company’s independent auditors. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent auditors to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by the Company’s independent auditors in fiscal year 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of June 1, 2004, for (i) each person who beneficially owned more than 5% of the Common Stock, (ii) each of the directors and Named Executive Officers (as defined in the “Summary of Executive Compensation” section below) and (iii) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes voting and investment power with respect to the shares shown.

Security Ownership Table

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address	Ownership	Class

Austin W. Marxe and David M. Greenhouse(1)	3,097,919	15.50%

Wellington Management Company, LLP(2)	2,276,000	11.39%

Connors Investor Services, Inc.(3)	1,193,250	5.97%

Dimensional Fund Advisors Inc.(4)	1,137,133	5.69%

Steven G. Murdock(5)(6)	1,916,249	9.59%

Harry L. Casari(5)(7)	55,799	*

Timothy C. McQuay(5)(8)	52,999	*

Michael P. Hoopis(5)(9)	22,999	*

Vernon L. Fotheringham(5)(10)	9,999	*

Mark D. Peterson(5)(11)	265,359	1.33%

Robert L. Davis(5)(12)	133,148	*

Brent W. Christensen(5)(13)	272,339	1.36%

Joseph A. Gordon, Jr.(5)(14)	592,666	2.96%

Meade Instruments Corp. Employee Stock Ownership Plan(5)(15)	1,697,521	8.49%

All current directors and executive officers as a group (9 persons)(16)	3,321,557	16.62%

*	Less than 1%

(1)	According to a Schedule 13G, dated as of July 8, 2003, filed with the Securities and Exchange Commission, Austin W. Marxe and David M. Greenhouse (the “Principals”) have sole voting power as to none of such shares, sole dispositive power as to none of such shares, shared voting power as to 3,097,919 of such shares and shared dispositive power as to 3,097,919 of such shares. The Principals share voting and investment power over 558,019 shares of Common Stock owned by Special Situations Cayman Fund, L.P., 1,686,500 shares of Common Stock owned by Special Situations Fund III, L.P., and 853,400 shares of Common Stock owned by Special Situations Private Equity Fund, L.P. The mailing address of the Principals is 153 East 53rd Street, 55th Floor, New York, NY 10022.

(2)	According to a Schedule 13G, dated as of February 13, 2004, filed with the Securities and Exchange Commission, Wellington Management Company, LLP, a Massachusetts limited liability partnership (“Wellington”), has sole voting power as to none of such shares, sole dispositive power as to none of such shares, shared voting power as to 1,416,000 of such shares and shared dispositive power as to 2,276,000 of such shares. Wellington is an Investment Advisor as defined in Section 13d-1(b)(1)(ii)(E), and a Parent Holding Company as defined in Rule 13d-1(b)(1)(ii)(G), of the Exchange Act. The mailing address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(3)	According to a Schedule 13G, dated as of February 12, 2004, filed with the Securities and Exchange Commission, Connors Investor Services, Inc., a Delaware corporation (“Connors”), has sole voting power as to 1,067,250 of such shares, sole dispositive power as to 1,193,250 of such shares, shared voting power as to none of such shares and shared dispositive power as to none of such shares. Connors is an Investment Advisor under Section 13d-1(b)(1)(ii)(E) of the Exchange Act. The mailing address of Connors is 1100 Berkshire Blvd., Wyomissing, PA 19610.

(4)	According to a Schedule 13G, dated as of February 6, 2004, filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc., a Delaware corporation (“Dimensional”), has sole voting power as to 1,137,133 of such shares, sole dispositive power as to 1,137,133 of such shares, shared voting power as to none of such shares and shared dispositive power as to none of such shares. Dimensional is an Investment Advisor under Section 13d-1(b)(1)(ii)(E) of the Exchange Act. The mailing address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(5)	The address for all directors and executive officers of the Company and the Company’s Employee Stock Ownership Plan (“ESOP”) Committee is c/o Meade Instruments Corp., 6001 Oak Canyon, Irvine, California 92618.

(6)	Includes 601,249 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004. Also includes 1,315,000 shares held by Steven G. Murdock, as Trustee of the Steven G. Murdock Trust u/a/d August 16, 2001. Excludes 1,697,521 shares held by the ESOP. Mr. Murdock is a member of the ESOP Committee and disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,697,521 shares owned by the ESOP were included, Mr. Murdock would be deemed to beneficially own 3,613,770 shares, or 18%. Mr. Murdock is not a participant in the ESOP. See footnotes 15 and 16 below.

(7)	Includes 52,999 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004.

(8)	Includes 52,999 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004.

(9)	Includes 22,999 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004.

(10)	Includes 9,999 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004.

(11)	Includes 246,666 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004. Also includes 2,259 shares held by Mr. Peterson in an IRA account and 16,434 shares allocated to Mr. Peterson’s ESOP account as an ESOP participant. Mr. Peterson’s ESOP shares are fully vested. Excludes 1,697,521 shares held by the ESOP. Mr. Peterson is a member of the ESOP Committee and, other than as a participant, disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,697,521 shares owned by the ESOP were included, Mr. Peterson would be deemed to beneficially own 1,962,880 shares, or 9.8%. See footnotes 15 and 16 below.

(12)	Includes 115,335 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004. Also includes 7,532 shares held by Mr. Davis in an IRA account and 10,281 shares allocated to Mr. Davis’ ESOP account as an ESOP participant. Mr. Davis’ ESOP shares are fully vested.

(13)	Includes 241,666 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004. Also includes 2,259 shares held by Mr. Christensen in an IRA account and 28,414 shares allocated to Mr. Christensen’s ESOP account as an ESOP participant. Mr. Christensen’s ESOP shares are fully vested. Excludes 1,697,521 shares held by the ESOP. Mr. Christensen is a member of the ESOP Committee and, other than as a participant, disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,697,521 shares owned by the ESOP were included, Mr. Christensen would be deemed to beneficially own 1,969,860 shares, or 9.9% See footnotes 15 and 16 below.

(14)	Includes 451,666 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004.

(15)	Unallocated shares of Common Stock held by the ESOP are voted by the trustee of the ESOP, Wells Fargo Bank, N.A. (the “Trustee”), as directed by the ESOP Committee. Each participant in the ESOP is entitled to direct the Trustee as to how to vote shares allocated to his or her ESOP account, irrespective of whether the participant’s shares are vested. Any allocated shares of Common Stock for which participants do not provide voting instructions are voted by the Trustee in the manner directed by the ESOP Committee. The ESOP Committee is comprised of Steven G. Murdock, the Company’s Chief Executive Officer, President and Secretary, Mark D. Peterson, the Company’s Senior Vice President and General Counsel, and Brent W. Christensen, the Company’s Senior Vice President — Finance and Chief Financial Officer. Mr. Murdock is not a participant in the ESOP. Each of the members of the ESOP Committee, other than as a participant with respect to Messrs. Peterson and Christensen, disclaims beneficial ownership of any of the shares owned by the ESOP. The Trustee’s address is 707 Wilshire Boulevard, Los Angeles, California 90017.

(16)	Includes 1,795,578 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2004. Also includes 2,259, 7,532 and 2,259 shares held by each of Messrs. Peterson, Davis and Christensen, respectively, in an IRA account. Also includes 16,434, 10,281 and 28,414 shares allocated to Messrs. Peterson’s, Davis’ and Christensen’s ESOP accounts, respectively, as ESOP participants. Messrs. Peterson’s, Davis’ and Christensen’s ESOP shares are fully vested. Excludes 1,697,521 shares held by the ESOP. Messrs. Murdock, Peterson and Christensen are members of the ESOP Committee and, other than as a participant with respect to Messrs. Peterson and Christensen, each disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,697,521 shares owned by the ESOP were included, all directors and officers as a group would be deemed to beneficially own 5,019,078 shares, or 25.1%. See footnotes 5 through 15 above.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

      The following table sets forth certain summary information concerning the compensation paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive and senior(1) officers for the fiscal years ended February 29, 2004, February 28, 2003 and February 28, 2002, based on the cash compensation paid to executive officers of the Company during the 2004 fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term(5)
		Annual		Compensation
		Compensation(3)		Securities
				Underlying	All Other
		Salary	Bonus	Options	Compensation(6)
Name and Principal Position	Year	($)	($)(4)	(#)	($)

Steven G. Murdock(2)	2004	443,300	120,000	75,000	—
Chief Executive Officer,	2003	425,000	0	80,000	—
President and Secretary	2002	433,200	0	0	—

Mark D. Peterson	2004	258,600	70,600	40,000	16,900
Senior Vice President and	2003	250,000	0	60,000	16,160
General Counsel	2002	237,100	20,700	0	16,910

Robert L. Davis	2004	237,900	64,900	40,000	16,900
Senior Vice President —	2003	228,200	0	60,000	16,160
Corporate Development	2002	214,500	17,300	0	16,750

Brent W. Christensen	2004	206,900	56,500	40,000	16,900
Senior Vice President —	2003	200,000	0	60,000	16,160
Finance and Chief	2002	203,800	19,700	0	16,830
Financial Officer

Joseph A. Gordon, Jr.	2004	225,000	63,500	40,000	—
Senior Vice President —	2003	225,000	0	60,000	—
Sales, Telescopes and	2002	229,300	22,200	0	—
Educational Products

(1)	The Company has included Mr. Gordon in its various executive compensation and beneficial ownership tables. Mr. Gordon is not an executive officer of the Company; however, his aggregate cash compensation is of an amount placing him in the four highest paid officers of the Company other than the CEO.

(2)	Mr. Murdock was appointed as Chief Executive Officer on June 1, 2003. Prior to such date, he had served the Company as President and Chief Operating Officer since 1990 and as Secretary since 1996.

(3)	The aggregate amount of perquisites and other personal benefits, securities or property paid to each of the Named Executive Officers during the three fiscal years presented in the table did not exceed the lesser of 10% of such officer’s total annual salary and bonus for each such fiscal year or $50,000. Therefore, no “Other Annual Compensation” column has been included in this table.

(4)	The bonus amounts shown below represent the amount actually paid during each respective fiscal year; such amounts, however, were based primarily on the Company’s and each Named Executive Officer’s performance during the previous fiscal year.

(5)	The Company has not issued stock appreciation rights or restricted stock awards. The Company currently has no “long-term incentive plan” as that term is defined in the applicable rules. The Compensation Committee has the ability to create such a plan under the Company’s 1997 Stock Incentive Plan, as amended (the “Plan”). All stock options granted to the Named Executive Officers were non-qualified options granted at fair market value pursuant to the Plan.

(6)	Amounts represent the aggregate value of shares of the Company’s Common Stock (based upon the share price as of the end of each respective fiscal year) allocated to each Named Executive Officer’s ESOP account pursuant to (i) the Company’s matching contribution under the ESOP Plan for amounts deferred under the Company’s 401(k) Plan (see “Benefit Plans — 401(k) Plan”) and (ii) the Company’s contribution under the ESOP Plan (see “Benefit Plans — Employee Stock Ownership Plan”).

Summary of Option Grants

      The following table provides certain summary information concerning grants of options to the Named Executive Officers during the 2004 fiscal year.

Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	% of Total			Price Appreciation for
	Underlying	Options Granted			Option Term
	Options	to Employees in	Exercise
	Granted(1)	Fiscal Year	Price		5%	10%
Name	#	#	$/Sh.	Expiration Date	$	$

Steven G. Murdock	75,000	12.7%	2.86	04/01/13	134,900	341,860

Mark D. Peterson	40,000	6.8%	2.86	04/01/13	71,950	182,320

Robert L. Davis	40,000	6.8%	2.86	04/01/13	71,950	182,320

Brent W. Christensen	40,000	6.8%	2.86	04/01/13	71,950	182,320

Joseph A. Gordon, Jr.	40,000	6.8%	2.86	04/01/13	71,950	182,320

(1)	Each of the options is a non-qualified option granted pursuant to the Plan. Each option is subject to a three-year vesting schedule: 1/3 of such options became exercisable one year after the grant date, and the remainder become exercisable in substantially equal installments over the succeeding twenty-four months. Each option was granted on April 2, 2003.

Summary of Options Exercised

      The following table provides certain summary information concerning the exercise of stock options by the Named Executive Officers during the 2004 fiscal year together with the fiscal year-end value of unexercised options.

      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised in
	Shares		Underlying Unexercised	The Money Options at
	Acquired on	Value	Options at Fiscal Year End	Fiscal Year-End(1)
	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
	#	$	#	$

Steven G. Murdock	0	0	549,375/95,625	85,800/94,600

Mark D. Peterson	0	0	215,000/55,000	64,350/56,650

Robert L. Davis	41,331	75,060	83,044/55,625	5,247/56,650

Brent W. Christensen	0	0	210,000/55,000	66,877/56,650

Joseph A. Gordon, Jr.	0	0	419,791/55,209	107,550/56,650

(1)	These amounts represent the difference between the market value of the securities underlying the options on February 27, 2004 (the last day of trading for the fiscal year-ended on such date) and the exercise or base price of “in-the-money” options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      For the fiscal year ended February 29, 2004, the Company’s Compensation Committee consisted of Messrs. Michael P. Hoopis (Chairman) and Harry L. Casari. Neither of Messrs. Hoopis or Casari is, nor has either ever been, an officer or employee of the Company or any of its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

      As members of the Compensation Committee, it is our duty to review and oversee the Company’s overall compensation program for its senior management. The Compensation Committee oversees the administration of the Meade Instruments Corp. 1997 Stock Incentive Plan, as amended (the “Plan”). In addition, the Compensation Committee establishes the compensation and evaluates the performance of the Chief Executive Officer. The Compensation Committee is comprised entirely of non-employee directors.

      The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company’s overall growth and financial performance, including each person’s individual performance during the previous fiscal year. The Company’s compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

      The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

      The Compensation Committee establishes the compensation package for the Company’s Chief Executive Officer, Mr. Steven G. Murdock, and reviews the compensation package of certain other members of senior management in light of information collected by the Compensation Committee regarding the compensation practices of similar companies. The Compensation Committee considers various indicators of success on both a corporate and an individual level in determining the overall compensation package for Mr. Murdock and for other members of senior management. The Compensation Committee considers such corporate performance measures, among others, as revenue, operating income and earnings per share in its calculation of Mr. Murdock’s compensation.

      The Company’s annual compensation package for Mr. Murdock and the other members of senior management will typically consist of: (a) salary; (b) annual cash bonuses; and (c) long-term incentive or non-cash awards, primarily stock options. Mr. Murdock’s base salary for the 2004 fiscal year was based on his June 1, 2003 employment agreement with the Company (the “Murdock Employment Agreement”), pursuant to which he served three quarters of the year as Chief Executive Officer, President, and Secretary, having been promoted from his position as President, Chief Operating Officer and Secretary on such date. The Employment Agreement established Mr. Murdock’s minimum annual base salary at $450,000 per year, subject to annual increases at the discretion of the Board of Directors. See “Employment Agreements” below.

      During the 2004 fiscal year, Mr. Murdock also received a cash bonus of $120,012. This bonus amount was paid in the first quarter of fiscal 2004 but was based primarily on the Company’s and Mr. Murdock’s performance during fiscal 2003. The bonus amount paid to Mr. Murdock during fiscal 2005 was based primarily on the Company’s and Mr. Murdock’s performance during fiscal 2004. The cash bonus paid to Mr. Murdock during fiscal 2005 was $325,274.

      For the Company’s performance during the 2005 fiscal year, the Company has entered into Performance Share Award Agreements (“Bonus Agreements”) with certain members of management and other key employees of the Company, including Mr. Murdock. Pursuant to these Bonus Agreements, these individuals will be entitled to receive cash bonus awards equal to a targeted percentage of each individual’s respective base salary (Mr. Murdock’s Bonus Agreement will entitle him to receive a cash bonus award ranging from 0% to 120% of his base salary with a target percentage of 60%). These cash bonus awards are based upon the Company and each respective officer achieving certain quantitative and qualitative financial and business objectives. For example, the amount of Mr. Murdock’s cash bonus award for fiscal 2005, if any, is based upon the Company achieving certain pre-tax income amounts together with Mr. Murdock satisfying certain qualitative key management objectives. The establishment of this Bonus Agreement, together with the determination of Mr. Murdock’s base salary, was determined to be appropriate by the Compensation Committee.

      The Compensation Committee reviews the cash compensation paid to the other members of senior management in a similar manner as that of the Chief Executive Officer. Each officer’s overall cash compensation is based upon the Company achieving certain financial objectives, together with each officer satisfying certain qualitative individual management objectives.

      The Plan provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company’s Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the stockholders of the Company. Stock option grants provide an incentive that focuses the individual’s attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company’s Common Stock and provides value to the recipient only when the price of the Company’s Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives. During the 2004 fiscal year, the Company granted non-qualified stock options to various members of the Company’s management, including Mr. Murdock. The number of options granted to each member of senior management was determined in accordance with the relative position, seniority and contribution of each such officer. During the 2004 fiscal year, Mr. Murdock was granted options to purchase up to 75,000 shares of the Company’s Common Stock.

      The Compensation Committee has considered the anticipated tax treatment of the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments.

      The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Michael P. Hoopis (Chairman)
Harry L. Casari

PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total returns(1) for (i) the Company, (ii) the Nasdaq U.S. Composite Index and (iii) the Russell 2000 Index(2).

	2/28/99	2/29/00	2/28/01	2/28/02	2/28/03	2/29/04

Nasdaq Stock Market (U.S.)	100.00	203.19	92.42	75.10	58.57	88.20
Russell 2000 Index	100.00	147.28	120.93	119.68	93.24	153.29
Meade Instruments Corp.	100.00	180.38	106.89	43.61	50.28	63.98

(1)	Total returns assumes reinvestment of dividends.

(2)	The Russell 2000 Index is comprised of 2000 small U.S. company stocks (companies with a median market capitalization of less than $500 million).

(3)	Assumes $100 invested on February 28, 1999.

      IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

      THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

EMPLOYMENT AGREEMENTS

Employment Agreements

      The Company has employment agreements, which are amended from time to time, (the “Employment Agreements”) with each of the Named Executive Officers. The material terms of those Employment Agreements are as follows: The term of each of the Employment Agreements is one year which automatically renews unless otherwise notified by either party. The Employment Agreements provide for the payment of an annual base salary of $450,000 for Mr. Murdock, $282,000 for Mr. Peterson, $259,500 for Mr. Davis, $226,000 for Mr. Christensen and $231,500 for Mr. Gordon. The amount of these base salaries will be reviewed annually by the Compensation Committee. The Named Executive Officers are also entitled to participate in and be covered by all bonus, incentive and other employee health, insurance, 401K and other plans and benefits currently established for the employees of the Company. Except for Messrs. Murdock and Gordon, each of the Named Executive Officers is also entitled to participate in the Company’s ESOP. In addition, the Employment Agreements provide the Named Executive Officers with vacation benefits of three weeks per year and reimbursement of all business expenses. If the Company terminates a Named Executive Officer’s employment without cause, or if a Named Executive Officer terminates his employment under certain circumstances set forth in the Employment Agreement, then the Named Executive Officer shall be entitled to a lump sum payment equal to one year’s aggregate salary and benefits. If the Named Executive Officer is terminated for a disability, then such Named Executive Officer is entitled to receive 100% of his or her base salary (less any amount paid to such individual pursuant to any disability insurance or benefit plan provided by the Company) for up to 24 months. In the event of a change-in-control of the Company (as defined in the Employment Agreements), each Named Executive Officer would be entitled to the greater of (i) 2.99 times the Named Executive Officer’s highest aggregate annual amount of compensation (including base salary, bonus and additional benefits) during the preceding three fiscal years or (ii) 2.99 times the Named Executive Officer’s base salary and additional benefits, including the full targeted amount of any bonus or incentive agreement for the year in which the Named Executive Officer’s resignation or discharge occurs, subject to certain voluntary reductions based on the maximum amount allowable without penalty under Section 280G of the Code. In addition, a Named Executive Officer may not compete with the Company or solicit its customers or employees, during the term of the Employment Agreement or for one year after termination of employment.

Severance Agreements

      John C. Diebel resigned as Chairman and CEO of the Company as of May 31, 2003. In connection therewith, Steve Murdock became CEO of the Company as of June 1, 2003 and Harry Casari, a member of the Board of Directors, became the Chairman of the Board.

      At the time of Mr. Diebel’s resignation, the Company and Mr. Diebel entered into a Transition Agreement pursuant to which, among other matters, Mr. Diebel agreed to act as a consultant to the Company until May 31, 2004. In exchange for such consulting services, the Company agreed to pay Mr. Diebel $20,833 per month from June 1, 2003 until May 31, 2004. In addition, the Company agreed to pay for Mr. Diebel’s and his spouse’s medical insurance under the Company’s medical plan through July 31, 2003 and to pay for Mr. Diebel’s and his spouse’s COBRA benefits for a five-year period from July 31, 2003.

      In addition to the Transition Agreement referred to above, the Company and Mr. Diebel entered into a Registration Rights Agreement, pursuant to which the Company has agreed to register for resale by Mr. Diebel, all of Mr. Diebel’s current shares of the Company’s common stock. In addition, the Company has agreed, subject to certain limits set forth in the Registration Rights Agreement, to pay for the expenses related to the registration of such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      See “Employment Agreements — Severance Agreements” above for a description of the Transition Agreement and Registrations Rights Agreement, each dated as of April 18, 2003, by and between the Company and John C. Diebel, the Company’s former Chairman and CEO.

BENEFIT PLANS

      Employee Stock Ownership Plan. The Board of Directors adopted the Employee Stock Ownership Plan (“ESOP”) effective March 1, 1996, as amended and restated effective January 1, 1999, as amended. The purpose of the ESOP is to enable participating employees to share in the growth and prosperity of the Company and to provide an opportunity for participating employees to accumulate capital for their future economic advantage by receiving beneficial ownership of the Company’s Common Stock in proportion to their relative compensation, subject to certain limits. The ESOP is intended to be a stock bonus plan that is qualified under Section 401(a) of the Code. Except for certain officers of the Company, all employees who have completed at least six months of service with, and who work a minimum of 1,000 hours a year for, the Company are eligible to participate in the ESOP. Generally, a participant becomes fully vested in contributions to the ESOP upon completion of three years of service with the Company or its affiliates. Under the Company’s ESOP, the Company matches 100% (in the form of Common Stock) of the amount deferred by employees under the 401(k) Plan, up to 4% of each employee’s annual compensation, subject to certain limits as regulated by the Code. This matching contribution vests according to the provisions of the Company’s ESOP.

      Distributions from the ESOP are generally made to vested participants following termination of employment, but in certain circumstances, the ESOP allows vested participants to receive in-service distributions of up to 50% of the aggregate shares allocated to a vested participant’s account. Shares of Common Stock allocated to participants’ accounts are voted in the manner directed by such participants, irrespective of whether the participants’ shares are vested. The ESOP Committee directs the voting of unallocated shares and shares for which participants do not provide voting instructions.

      1997 Stock Incentive Plan. The Company and its stockholders adopted the Company’s 1997 Stock Incentive Plan (the “Plan”) in February 1997 and approved amendments thereto in 1998, 1999 and 2001. The Plan provides a means to attract and retain key employees (including officers, whether or not directors) of the Company and its subsidiaries and to promote the success of the Company.

      Under the Plan, awards consist of any combination of stock options (incentive or non-qualified), restricted stock, stock appreciation rights and performance share awards. The number of shares of Common Stock that may be issued under the Plan is 5,500,000. Awards under the Plan may be made to any officer or key employee of the Company and to consultants to the Company whether or not such consultants are employees. Participants in the Plan are selected by the Compensation Committee. The Compensation Committee is selected by the Board of Directors and is empowered to determine the terms and conditions of each award made under the Plan.

      The Plan also provides for the automatic granting of stock options to non-employee directors. Each time a new non-employee director is elected, a stock option to purchase 5,000 shares of Common Stock will be automatically granted to such non-employee director at the then fair market value of the Common Stock. In addition, non-employee directors will receive an additional grant of 5,000 options on the date of each Annual Meeting of Stockholders preceding a year in which such director will continue in office, provided that a new non-employee director will only receive one automatic grant during the calendar year in which such director is elected. All options granted to non-employee directors will be non-qualified stock options. The option exercise price will be the fair market value of the Common Stock as of the date of the grant.

      401(k) Plan. The Company maintains a 401(k) Plan which is qualified under Section 401(k) of the Code for all employees of the Company who have completed at least six months of service with the Company and are at least 21 years of age. The 401(k) Plan is designed for all eligible employees to save for retirement on a tax-deferred basis. Eligible employees may contribute up to 15% of their annual compensation up to a maximum amount allowed under the Code. Other than through the ESOP as set forth above, the 401(k) Plan does not currently include an employer match provision. (See “Employee Stock Ownership Plan” above).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

      Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2004 fiscal year.

ANNUAL REPORT

      A copy of the Company’s 2004 Annual Report, containing audited consolidated balance sheets as of February 28, 2003 and February 29, 2004, and the related consolidated statements of income, of stockholders’ equity, and of cash flows for the three years ended February 29, 2004, accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended February 29, 2004, which the Company has filed with the Securities and Exchange Commission. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the Company’s Stockholders’ Communications Department, c/o Meade Instruments Corp., 6001 Oak Canyon, Irvine, California 92618.

CORPORATE GOVERNANCE

      The Company has adopted a Code of Ethical Standards and Business Practices that applies to all of the Company’s employees, including its Chief Executive Officer, Chief Financial Officer, and other financial personnel. The Code of Ethical Standards is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Ethical Standards and Business Practices is available on the Company’s website at www.meade.com. If the Company makes any substantive amendments to the Code of Ethical Standards and Business Practices or grants any waiver, including any implicit waiver, from a provision of the Code to its Chief Executive Officer, Chief Financial Officer or other executive officers, it will disclose the nature of such amendment or waiver on its website.

      Stockholders may communicate with our board of directors care of the Corporate Secretary, Meade Instruments Corporation, 6001 Oak Canyon, Irvine, California 92618. All communications to the entire board or to any individual member of the board will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the board, will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate officer. Any items not forwarded pursuant to this policy will be made available to any director who requests them. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll free call in the United States to our Corporate Governance Hotline at (800) 886-0691. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP are the independent accountants for the Company for the fiscal year ended February 29, 2004 and have reported on the Company’s consolidated financial statements included in the Annual Report of the Company which accompanies this Proxy Statement. The Company’s independent accountants are appointed by the Board of Directors. The Board of Directors has reappointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending February 28, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement at the Annual Meeting. The representatives will also be available to respond to appropriate questions.

OTHER MATTERS

Matters Presented By Management

      At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Matters Presented By Stockholders

      The Company’s Bylaws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including the nomination of persons for election as directors. Such items of business must be submitted in writing to the Secretary of the Company at the Company’s headquarters (address shown on Page 1 of this Proxy Statement) and must be received not less than 60 days nor more than 90 days prior to the scheduled Annual Meeting date. Thus, unless the Company discloses a change in the scheduling of the next Annual Meeting, July 7, 2005, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by May 8, 2005. If the scheduled meeting date is changed and the Company does not provide at least 70 days’ advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the Annual Meeting in which to submit proposals. In addition, the notice must meet all requirements contained in the Company’s Bylaws. Stockholders may contact the Secretary of the Company at the Company’s headquarters for a copy of the relevant Bylaw provision regarding requirements for making stockholder proposals and nominating director candidates.

Proposals of Stockholders to be Included in Proxy Materials

      For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2005 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than February 8, 2005.

Proposals of Stockholders for Board Membership

      The Nominating and Governance Committee will consider written proposals from stockholders for nominees to the Board of Directors provided such stockholders (i) have no conflict-of-interest, as determined by the Nominating and Governance Committee, and (ii) beneficially own at least five percent (5%) of the Company’s outstanding common stock as determined in accordance with Regulation 13D-G of the Exchange Act. Nominations should be submitted to the Nominating and Governance Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the factors used by the Committee in evaluating possible candidates, as described in the Amended and Restated Charter of the Nominating and Governance Committee; (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock owned by such stockholders(s); (c) a statement detailing any relationship between the proposed nominee and the Company or any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominations must be submitted in the time frame described in the Company’s Bylaws (as described herein). Nominees recommended by stockholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.

By Order of the Board of Directors

Mark D. Peterson
Senior Vice President and General Counsel

Irvine, California

June 8, 2004

EXHIBIT A

AMENDED AND RESTATED CHARTER OF THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF MEADE INSTRUMENTS CORP.

1.	Purpose. The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of Meade Instruments Corp. (the “Company”) relating to compensation of the Company’s executives and directors, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

The Company’s compensation policies should be designed to allow the Company to recruit and retain superior talent and create a significant direct relationship between pay and benefit levels and performance. Compensation payable to the Company’s executives should provide overall competitive pay and benefit levels, create proper incentives to enhance the value of the Company, and reward superior performance.

2.	Membership. The Committee will be comprised of two or more directors. All members of the Committee will be independent directors (as determined by the Board) under the independence requirements of the NASDAQ Stock Market and applicable law, and who qualify as nonemployee directors under Rule 16b-3 and outside directors under Internal Revenue Code Section 162(m) and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Corporation’s Certificate of Incorporation and Bylaws:

(a)	Compensation Policies. Develop and review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies.

(b)	Chief Executive Officer (“CEO”) Compensation and Goals. Develop, review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level (including, but not limited to, salary, long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate) based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years. The CEO may not be present during voting or deliberations on the CEO’s compensation.

(c)	Executive Officers. Consider and review the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate. Such remuneration arrangements can include long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate. Notwithstanding the foregoing, any awards and contractual arrangements for the top five executive officers (including the CEO) that are intended to be exempt under Internal Revenue Code Section 162(m) will be reviewed and approved by the Committee.

(d)	Incentive Compensation Plans. Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans. Notwithstanding the foregoing, the Committee shall grant stock options and performance based awards designed to be exempt under Internal Revenue Code Section 162(m) and shall act as the “committee” charged with administering such incentive compensation and equity based compensation plans as set forth therein.

(e)	Overall Review of other Plans. Except as otherwise determined by the Board, review the other compensation plans of the Company in light of the Company and plan objectives, needs, and current benefit levels, and to the extent necessary under applicable law, approve any amendments, and review the results of the retirement plan investments for compliance with organization policies, tax laws, the Employee Retirement Income Security Act of 1974 (ERISA), and other legal requirements.

(f)	Board. Set the compensation for the Board and committee members.

(g)	Succession Planning. Monitor and make recommendations with respect to succession planning for the CEO and other officers.

(h)	Annual Report. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(i)	Review and Publication of Charter. Review and reassess the adequacy of this Charter as the Committee deems necessary and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(j)	Other Actions. Take such other actions as may be requested or required by the Board from time to time.

(k)	Recommendations. Make recommendations and report to the Board and other Board committees with respect to compensation policy of the Company or any of the foregoing matters.

4.	Meetings. The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

5.	Minutes. Minutes of each meeting will be kept with the regular corporate records.

      6.       Subcommittees. The Committee has the power to appoint subcommittees.

      7.       Reliance; Experts; Cooperation.

7.1	Retention of Independent Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

(a)	Compensation Consultant. The Board delegates to the Committee the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation pursuant to this Charter. If the Committee decides in its discretion to retain such a firm, the Board delegates to the Committee the sole authority to retain and terminate any such firm and to approve the firm’s fees and other retention terms.

7.2	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

7.3	Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to fulfilling its duties.

7.4	Required Participation of Employees. The Committee shall have unrestricted access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

EXHIBIT B

SECOND AMENDED AND RESTATED CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF MEADE INSTRUMENTS CORP.

      This Second Amended and Restated Charter of the Audit Committee is adopted by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Meade Instruments Corp., a Delaware corporation (the “Company”), on April 20, 2004. This charter shall be reviewed, reassessed and approved annually by the Board.

8.	Purpose. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

9.	Membership. The Committee will be comprised of three or more directors of the Company’s Board. All members of the Committee will be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market in effect from time to time. The members of the Committee will be appointed by the Board upon the recommendation of the Nominating and Governance Committee and may be removed by the Board in its discretion. The Board or the Audit Committee shall appoint one member of the Committee as chairperson, who shall be responsible for leadership of the committee. At least one member of the Committee must qualify as an “audit committee financial expert” as defined in the rules of the SEC, and the Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Act”), whether or not it has at least one member who is an audit committee financial expert.

10.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following:

           10.1 Independent Public Accountants.

(a)	Selection; Fees. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants engaged (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and, where appropriate, the termination and replacement of such firm. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

(b)	Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

(c)	Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. Such pre-approval can be given as part of the Committee’s approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company’s periodic public reports required by Section 13(a) of the Act. The pre-approval of non-auditing services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A-1.

(d)	Independence of Independent Public Accountants. Receive at least annually from the independent public accountants a formal written statement delineating all relationships between the Company and the independent public accountants, consistent with Independence Standards Board Standard 1 actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants, and take (or recommend that the full Board take) appropriate action to oversee the independence of the independent public accountants. Verify that the independent public accountants satisfy the peer review requirements of the NASDAQ Stock Market.

(e)	Lead Audit Partner Review, Evaluation and Rotation. Ensure that the lead or coordinating audit partner having primary responsibility for the audit or review and the concurring or reviewing audit partner of the independent public accountants are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated in accordance with rules promulgated by the SEC.

(f)	Hiring Policies. Set clear policies for hiring employees and former employees of the independent public accountants.

(g)	Review Problems. Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any recommendations made by the independent public accountants as a result of the audit.

(h)	Related Party Transactions. Review and approve all related-party transactions. Related party transactions are all transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

           10.2 Financial Reporting.

(a)	Annual Financials. Review and discuss with management and the independent public accountants the Company’s annual audited financial statements, (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material prior to the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b)	Quarterly Financials. Review and discuss with management and the independent public accountants the Company’s quarterly financial statements (including the Company disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and the results of the independent public accountants’ reviews of the quarterly financial statements, prior to the public release of such information.

(c)	Accounting Principles. Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards (“SAS”) 61.

(d)	Press Releases. Discuss and review with management earnings press releases (including the type and presentation of information to be included in such releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

(e)	Regulatory Developments. Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company’s financial statements.

           10.3 Financial Reporting Processes.

(a)	Internal and External Controls. In consultation with the independent public accountants and the Company’s financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)	Consider Changes. Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices when suggested in writing by the independent public accountants or management.

(c)	Reports. Obtain and review timely reports from the independent public accountants regarding:

(i)	all critical accounting policies and practices to be used by the Company;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

(iii)	all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

10.4	Legal and Regulatory Compliance.

(a)	SEC Report. Prepare the annual Audit Committee report included in the Company’s proxy statement as required by the proxy rules under the Act.

(b)	Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

           10.5 Other.

(a)	Recommendations; Reports. Regularly report to the Board on the Committee’s activities.

(b)	Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

      11.     Meetings, Minutes, and Reports.

11.1	Executive Sessions. The Committee shall meet periodically with the independent public accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

11.2	Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but the Committee shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

11.3	Minutes. Minutes of each meeting will be kept.

12.	Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

      13.     Reliance; Experts; Cooperation; Expenses.

13.1	Retention of Independent Counsel and Advisors. The Committee has the authority, in its sole discretion, to retain at the Company’s expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

13.2	Reliance Permitted. The Committee will act in reliance on management, the Company’s independent public accountants, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

13.3	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties and to engage at the expense of the Company such professionals as it considers to be necessary in connection therewith.

13.4	Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, independent public accountants, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

13.5	Expenses. The Company shall provide the Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for:

(a)	Compensation for the independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(b)	Compensation to any advisors employed by the Audit Committee under Section 6.1 hereof; and

(c)	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

14.	Rules and Procedures. Except as expressly set forth in this Charter or the Company’s By-laws or Corporate Governance Guidelines, or as otherwise provided by law or the rules of the NASDAQ Stock Market, the Committee shall fix its own rules and procedures.

EXHIBIT B-1

Prohibited Non-Audit Services

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

      2. Financial information systems design and implementation;

      3. Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

      4. Actuarial services;

      5. Management functions or human resources;

      6. Broker or dealer, investment advisor, or investment banking services;

      7. Legal services and expert services unrelated to the audit; and

8.	Any other services that the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

EXHIBIT C

AMENDED AND RESTATED CHARTER OF THE

NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF MEADE INSTRUMENTS CORP.

1.	Purpose. The Committee is appointed by the Board of Directors (the “Board”) to (a) assist the Board in identifying individuals qualified to become Board members and Board committee members, and to select, or to recommend that the Board select, the director nominees for each annual meeting of stockholders and the Board committee nominees; (b) develop and recommend to the Board corporate governance principles applicable to the Company; and (c) take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

2.	Membership. The Committee will be comprised of three or more directors. All members of the Committee will be independent directors (as determined by the Board) under the independence requirements of the NASDAQ Stock Market and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to:

(a)	Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

(b)	Candidates. Seek and evaluate qualified individuals to become directors. Criteria that will be used in connection with evaluating and selecting new directors will include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ Stock Market. In considering possible candidates for election as a director, the Committee should be guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the affairs of the Company; (e) each director should represent the long-term interests of the stockholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience.

(c)	Stockholder Candidates. Approve procedures to be followed by stockholders in submitting recommendations of director candidates and establish a policy with regard to the consideration of such director candidates.

(d)	Committees. Evaluate the nature, structure and composition of other Board committees.

(e)	Governance Guidelines. Take such steps as the Committee deems necessary or appropriate to develop, monitor and reassess from time to time the Corporate Governance Guidelines of the Company.

(f)	Compliance Programs. Take such steps as the Committee deems necessary or appropriate to develop, monitor and reassess from time to time a Corporate Compliance Program, including a Code of Conduct and Ethics for officers, employees and directors, and make decisions with respect to any requested changes to or waivers of such program and codes for directors or officers.

(g)	Review Charter. Review and reassess the adequacy of this Charter at least annually.

(h)	Other Actions. Take such other actions as may be requested or required by the Board from time to time.

C-1

(i)	Recommendations; Reports. Make recommendations and report to the Board and other Board committees with respect to any of the foregoing matters.

4.	Meetings. The Committee will meet with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee can be called by the Chairperson and will be called promptly upon the request of any two Committee members. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to such meetings will govern meetings of the Committee.

5.	Minutes. Minutes of each meeting will be kept. The Committee will report to the Board regularly or whenever requested to do so by the Board.

6.	Subcommittees. The Committee has the power to appoint subcommittees, but no subcommittee will have any final decision making authority on behalf of the Board.

7.	Reliance; Experts; Cooperation.

8.1	Retention of Counsel and Advisors. The Committee has the authority, in its discretion, to retain at the Company’s expense such counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

8.2	Reliance Permitted. The Committee will act in reliance on management, the Company’s independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

8.3	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

8.4	Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, independent public accountants, internal auditors, and internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

C-2

MEADE INSTRUMENTS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark D. Peterson and Robert L. Davis, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Meade Instruments Corp. (the “Company”) held of record by the undersigned on May 18, 2004, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, CA 92614, beginning at 10:00 A.M., local time on Thursday, July 8, 2004, and at any adjournment thereof, upon the following matters:

(Continued and to be signed on the reverse side)

PLEASE SIGN AND DATE ON AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

▼ DETACH PROXY CARD HERE ▼

Please Detach Here
▼ You Must Detach This Portion of the Proxy Card ▼
Before Returning it in the Enclosed Envelope

1. Board of Directors recommends a vote FOR the nominees.
ELECTION OF CLASS III DIRECTOR

☐ FOR            ☐ WITHHELD

Nominee: Timothy C. McQuay
Three year term expiring at the 2007 Annual Meeting

2. OTHER MATTERS
In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and at any adjournment thereof.

☐ MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW.

☐ MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for proposal (1) above and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the board of directors.

Dated:		, 2004

Signature

Signature

(Your signature(s) should conform to your name(s) as printed hereon. Co-owners should all sign.).